UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) Of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Resignation of Independent Registered Public Accounting Firm

As previously reported, on August 15, 2023, the audit committee (the “Audit Committee”) of the board of directors of Rocky Mountain Chocolate Factory, Inc. (the “Company”) received notice from Plante & Moran, PLLC (“Plante Moran”), the Company’s independent registered public accounting firm, regarding Plante Moran’s decision to not stand for re-election as the Company’s independent registered public accounting firm. Notwithstanding the foregoing, Plante Moran continued to provide services through the completion of its review of the Company’s consolidated financial statements for the three and six months ended August 31, 2023.

Effective with the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2023 with the Securities and Exchange Commission (the “Commission”) on October 16, 2023, Plante Moran resigned as the Company’s independent registered public accounting firm.

The reports of Plante Moran on the consolidated financial statements of the Company as of and for the years ended February 28, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Additionally, during the years ended February 28, 2023 and 2022 and through the date of this Current Report on Form 8-K, there were no disagreements between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Plante Moran, would have caused Plante Moran to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of the material weakness in the Company's internal controls over financial reporting as disclosed in Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended February 28, 2023.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Plante Moran with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Commission and requested Plante Moran furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 19, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the year ending February 29, 2024. On October 18, 2023, following the completion of such process, the Audit Committee appointed CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm for the year ending February 29, 2024, effective immediately.

During the Company’s two most recent years ended February 28, 2023 and 2022 and subsequent interim period from March 1, 2023 to October 18, 2023, neither the Company nor anyone on its behalf consulted CohnReznick regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided CohnReznick with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Commission and requested CohnReznick furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 20, 2023, is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document
16.1	Letter from Plante & Moran, PLLC, dated October 19, 2023
16.2	Letter from CohnReznick LLP, dated October 20, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: October 20, 2023	By:	/s/ Allen Arroyo
Allen Arroyo, Chief Financial Officer